Exhibit 99.1

Archer Daniels Midland Company
4666 Faries Parkway
Decatur, III. 62526

ADM Expands Food-Ingredient Offering with Acquisition of WILD Flavors

€2.3 billion acquisition adds flavor systems to portfolio of specialty ingredients

DECATUR, III., July 7, 2014 – Archer Daniels Midland Company (NYSE: ADM) today announced that it is acquiring WILD Flavors GmbH, giving ADM the ability to offer food and beverage companies a comprehensive suite of systems to enhance and improve their products.

In an all-cash transaction valued at approximately €2.3 billion enterprise value, ADM will pay €2.2 billion to WILD Flavors shareholders Dr. Hans-Peter Wild and funds affiliated with Kohlberg Kravis Roberts & Co. L.P., and assume approximately €0.1 billion of net debt. The transaction is contingent on regulatory approvals and is expected to close by year end.

“This acquisition expands ADM’s ability to serve customers’ evolving needs today and well into the future,” said ADM Chairman and CEO Patricia Woertz. “Natural flavor and ingredients is one of the largest and fastest-growing consumer trends in both developed and emerging markets, and WILD Flavors is the world’s leading provider of natural flavor systems to the food and beverage industry.”

WILD Flavors, with more than 3,000 customers worldwide and estimated 2014 net revenues of about €1 billion, offers food and beverage companies full flavor and ingredient solutions—known as flavor systems—and fruit juice concentrates and blends, as well as other food and beverage ingredients, including natural flavors and extracts, mint oils and flavors, colors from natural sources, sweetening systems, seasonings, specialty ingredients, taste modifiers, and fermentation technologies.

“Together, ADM and WILD Flavors will create one of the leading flavor and specialty ingredient companies in the world, with sales approaching $2.5 billion and significant room to grow,” Woertz said. “WILD Flavors will be able to reach more customers with an expanded portfolio of innovative ingredients. And ADM, with our own sizeable specialty ingredient business, will have an enhanced platform for the commercialization of our higher-margin food and wellness ingredients.

“Together, we will be uniquely positioned to offer a broad range of customers—from the largest CPG’s to fast-growing innovators—comprehensive systems-based solutions for food, beverage and personal care products. With our combined global networks, world-class research & innovation capabilities, WILD Flavors’ natural flavor systems, and ADM’s texture, nutrition and functional solutions, we will create an unmatched capability to respond to local consumer preferences and offer complete food solutions that taste great.

“The addition of WILD Flavors balances and extends our value chain,” Woertz said. “It is consistent with our long-term strategy to diversify the crops we process and expand and diversify our product portfolio. It complements the ingredient, organic-growth investments we’ve recently made—including our Brazil protein complex and soluble-fiber expansion in China. And it is consistent with actions we’ve taken to dampen the volatility of our earnings mix and deliver on our commitment to profitable growth. The acquisition will meet our return objectives, with estimated cost and revenue synergies of €100 million by year three.”

Dr. Hans-Peter Wild, chairman of WILD Flavors GmbH, said, “I am very pleased by ADM’s acquisition of WILD Flavors and the future business we will build together. WILD Flavor’s unique natural flavors strength and total systems approach will create a very strong and positive development platform within ADM for our customers as we continue to drive innovation in the food and beverage industry. With the strong financial resources, and expanded customer base, product offering and global footprint, I am confident WILD Flavors will be well-positioned for growth.”

“We have tremendous respect for the culture and business that Dr. Wild has built,” Woertz said. “Given the strong brand WILD Flavors has with customers around the world, we intend to maintain the WILD Flavors name and grow the brand and the innovative, entrepreneurial culture that sustains it. We appreciate the difference in our business models, and will support continued success of the WILD Flavors model by establishing a new business unit called WILD Flavors and Specialty Ingredients. The new unit will include many of our specialty ingredients. We are also excited to work with the WILD Flavors team. With more than 400 scientists and applications specialists and a global sales force, they will bring exceptional expertise and new capabilities.”

Johannes Huth, member and head of KKR Europe, Africa and Middle East operations, said: “WILD Flavors represented for KKR the opportunity to partner with an innovative family entrepreneur in developing a high-quality, R&D driven, Germany-based Mittelstand business. The partnership was tailored to the family ownership and the vision of Dr. Wild to develop WILD Flavors into a globally integrated producer of flavors and flavor systems. The substantial growth and global expansion of WILD Flavors over these past years helped make the company an attractive and valuable partner for an industry-leading global company like ADM.”

Barclays is acting as financial advisor to ADM. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor.

Investor Call

ADM will host a conference call and audio webcast today, July 7, 2014, at 8 a.m. Central Time. A slide presentation will be available to download prior to the call.

To listen to the call via the Internet or to download the slide presentation, go to www.adm.com/webcast. To listen by telephone, dial (888) 522-5398 in the U.S. or (706) 902-2121 if calling from outside the U.S. The access code is 70905489.

Replay of the call will be available from July 8, 2014 to July 14, 2014 10:59 p.m. Central Time. To listen to the replay by telephone, dial (855) 859-2056 in the U.S. or (404) 537-3406 if calling from outside the U.S. The access code is 70905489. The replay will also be available online for an extended period of time at www.adm.com/webcast.

About ADM

For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve vital needs. Today, 31,000 ADM employees around the globe convert oilseeds, corn, wheat and cocoa into products for food, animal feed, industrial and energy uses. With more than 270 processing plants, 470 crop procurement facilities, and the world’s premier crop transportation network, ADM helps connect the harvest to the home in more than 140 countries

ADM’s Foods & Wellness group offers a range of innovative specialty ingredients and products for the beverage, meat, snack, bakery, cereal, wellness and personal care markets. As a global market leader in food-grade proteins, ADM’s Foods & Wellness group also markets numerous health and nutrition products, lecithin, acidulants, hydrocolloids and polyols. Some of those products include Textura™ protein and fiber pieces, Clarisoy™ beverage protein, and Ultralec® lecithin. For more information about ADM and its products, visit www.adm.com.

About WILD Flavors GmbH

WILD Flavors GmbH is headquartered in Zug, Switzerland, and is one of the world’s leading suppliers of natural ingredients to the food and beverage industry. Its management offices with production sites are located in Heidelberg-Eppelheim, Germany (Rudolf Wild GmbH & Co. KG) and Erlanger, Kentucky, USA (WILD Flavors, Inc.). Thirteen further production sites are located in Europe, USA, Canada, China, Japan, India, Brazil, and Dubai.

The WILD Flavors product portfolio includes full flavor and ingredient solutions, known as flavor systems, fruit juice concentrates and blends as well as other food and beverage ingredients including natural flavors and extracts, mint oils and flavors, colors from natural sources, sweetening systems, seasonings, specialty ingredients, taste modifiers, and fermentation technologies. WILD Flavors GmbH provides the global beverage and dairy market as well as the baked-goods, confectionery and ice cream industry with its products. In the USA and Canada, WILD Flavors GmbH is a supplier for the cereals, snacks, and processed food markets as well. For more information about WILD, please visit: www.wildflavors.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com.

Archer Daniels Midland Company

Media Relations

Jackie Anderson

media@adm.com

217-424-5413

Media Relations, Europe

Elissa Bertot

+41 21 702 8400

media-eu@adm.com